THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "**ACT**"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PRIVATE ACCESS, INC.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$ 1,500,000.00 January 15, 2009

FOR VALUE RECEIVED, Private Access, Inc., a California corporation (the "**Company**"), promises to pay to VirtualHealth Technologies, Inc. ("**Investor**"), or its registered assigns, in lawful money of the United States of America the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Senior Secured Convertible Promissory Note (this "**Note**") on the unpaid principal balance at a rate equal to 9.00% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest, shall be due and payable on the earlier of (i) January 15, 2011 (the "**Maturity Date**"), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of the "Notes" issued pursuant to the Purchase Agreement. Certain terms used herein are defined in Section 5 hereof.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE "**SECURITY AGREEMENT**") DATED AS OF THE DATE HEREOF AND EXECUTED BY THE COMPANY FOR THE BENEFIT OF INVESTOR.

ADDITIONAL RIGHTS OF INVESTOR ARE SET FORTH IN THE SECURITY AGREEMENT.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. ***Payments.***

(a) *Interest.* Accrued interest on this Note shall be payable at maturity.

(b) *Voluntary Prepayment.* Upon ten (10) business days prior written notice to Investor, the Company may prepay this Note in whole or in part, provided that (i) any prepayment of this Note may only be made in connection with the prepayment of all Notes on a pro rata basis, based on the respective aggregate outstanding principal amounts of each such Note and (ii) any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

(c) *Mandatory Prepayment.* In the event of a Change of Control, the outstanding principal amount of this Note, plus all accrued and unpaid interest, in each case that has not otherwise been converted into Equity Securities pursuant to **Section 4**, shall be due and payable within 30 days of such Change of Control, together with a premium equal to 150% of the outstanding principal amount to be prepaid.

2. ***Events of Default.*** The occurrence of any of the following shall constitute an "**Event of Default**" under this Note and the other Transaction Documents:

(a) *Failure to Pay.* The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) Business Days (as defined below) after the effectiveness (as determined in accordance with **Section 6(c)**) of a written notice delivered to the Company by Investor specifying such default; or

(b) *Breaches of Covenants.* The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in **Section 2(a)**) and such failure shall continue for ten (10) Business Days after the effectiveness (as determined in accordance with **Section 6(c)**) of a written notice delivered to the Company by Investor specifying such default; or

(c) *Event of Default.* An Event of Default occurs under any other Note issued pursuant to the Purchase Agreement; or

(d) *Representations and Warranties.* Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as

an inducement to Investor to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(e) *Voluntary Bankruptcy or Insolvency Proceedings.* The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(f) *Involuntary Bankruptcy or Insolvency Proceedings.* Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

3. ***Rights of Investor upon Default.*** Upon the occurrence of any Event of Default (other than an Event of Default described in **Sections 2(e)** or **2(f)**) and at any time thereafter during the continuance of such Event of Default, Investor may, with the written consent of the Material Investors, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in **Sections 2(e)** and **2(f)**, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of the Material Investors, exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4. ***Conversion.***

(a) *Automatic Conversion.* If a Qualified Financing occurs on or prior to the Maturity Date, then the outstanding principal amount of this Note and all accrued and unpaid interest on this Note shall automatically convert into fully paid and nonassessable shares of the Company's Equity Securities issued in such Qualified Financing at the lower of the Conversion Price or the Alternative Conversion Price.

(b) *Voluntary Conversion if a Qualified Financing Does Not Occur.* If no Qualified Financing occurs on or prior to the Maturity Date, then the outstanding principal amount of this Note and all accrued and unpaid interest on this Note shall be due and payable; provided, however, in lieu of such payment, Investor, at its sole option, may convert such amounts into fully paid and nonassessable shares of the Company's Common Stock at a price per share equal to the lower of the Adjusted Conversion Price or the Alternative Adjusted Conversion Price.

(c) *Conversion upon a Change of Control.* If a Change of Control occurs prior to a Qualified Financing, then Investor has the right, at Investor's option, to convert the outstanding principal amount of this Note and all accrued and unpaid interest on this Note immediately prior to such Change of Control into fully paid and nonassessable shares of the Company's Common Stock at a price per share equal to the lower of the Adjusted Conversion Price or the Alternative Adjusted Conversion Price.

(d) *Conversion Procedure.*

(i) Conversion Pursuant to Section 4(a). If this Note is to be automatically converted, written notice shall be delivered to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice, notifying Investor of the conversion to be effected, specifying the Conversion Price, the principal amount of the Note to be converted, together with all accrued and unpaid interest, the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company all transaction documents entered into by all other purchasers participating in the Qualified Financing. Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Qualified Financing for cancellation; *provided, however*, that upon the closing of the Qualified Financing, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in **Section 4(d)(iii)**. Any conversion of this Note pursuant to **Section 4(a)** shall be deemed to have been made immediately prior to the closing of the Qualified Financing and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(ii) Conversion Pursuant to Sections 4(b) and 4(c). Before Investor shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company at its principal corporate office of the election to convert the same pursuant to **Section 4(b)** or **Section 4(c)**, and shall state therein the amount of the unpaid principal amount of this

Note to be converted. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in this **Section 4(d)(iii)**. Any conversion of this Note pursuant to **Section 4(b)** or **Section 4(c)** shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this **Section 4(d)(ii)** and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares. In the event that the Company undertakes a firm commitment offering of the Company's securities to the general public under the Securities Act, with gross proceeds to the Company of at least $20,000,000, and the underwriter in such offering requires all shareholders of the Company to execute a 180 day lock-up agreement in connection therewith, Investor agrees to execute and deliver such agreement to the Company.

(iii) <u>Fractional Shares; Interest; Effect of Conversion</u>. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, to the extent not converted into shares of capital stock, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid to Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(e) *Notices of Record Date*. In the event of:

(i) Any taking by Company of a record of the holders of any class of securities of Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii) Any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any transfer of all or substantially all of the assets of Company to any other Person or any consolidation or merger involving Company; or

(iii) Any voluntary or involuntary dissolution, liquidation or winding-up of Company,

Company will mail to holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining shareholders entitled to vote thereon.

5. ***Definitions***. As used in this Note, the following capitalized terms have the following meanings:

"**Adjusted Conversion Price**" shall mean the fair market value of the Company's Common Stock at the time of conversion of this Note pursuant to **Section 4(b)** or **4(c)**, as applicable, which shall be determined in good faith by the Company's Board of Directors; *provided, however*, that if Investors (or any single Investor) holding not less than an aggregate principal amount of $1,500,000 in then-outstanding Notes disagree with the Board of Directors' determination, then the fair market value of the Company's Common Stock shall be determined by a bona fide independent third party valuation firm selected by the Board of Directors at its sole discretion; *provided, further*, that if Investors (or any single Investor) holding not less than an aggregate principal amount of $1,500,000 in then-outstanding Notes ("**Dissenting Investors**") disagree with the valuation determined by the bona fide independent third party valuation firm selected by the Board of Directors, then the fair market value of the Company's Common Stock shall be conclusively determined by a bona fide independent third party valuation firm selected by the written consent of Dissenting Investors holding more than 50% of the aggregate outstanding principal amount of the Notes held by all Dissenting Investors.

"**Alternative Adjusted Conversion Price**" shall mean, (a) for the purposes of **Section 4(b)**, the quotient obtained by dividing (i) $30,000,000 by (ii) the Fully-Diluted Capitalization immediately after the conversion of any Notes into Common Stock pursuant to **Section 4(b)**, excluding from the meaning of Fully-Diluted Capitalization any Notes that are not converted into Common Stock pursuant to **Section 4(b)**, and, (b) for the purposes of **Section 4(c)**, the quotient obtained by dividing (i) $30,000,000 by (ii) the Fully-Diluted Capitalization immediately after the conversion of any Notes into Common Stock pursuant to **Section 4(c)**, excluding from the meaning of Fully-Diluted Capitalization any Notes that are not converted into Common Stock pursuant to **Section 4(c)**.

"**Alternative Conversion Price**" shall mean the quotient obtained by dividing (a) $30,000,000 by (b) the Fully Diluted Capitalization of the Company immediately after the consummation of the Qualified Equity Financing.

"**Change of Control**" shall mean (i) any "person" or "group" (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

"**Conversion Price**" shall mean a percentage of the price per share paid by the other purchasers of the Equity Securities sold in the Qualified Equity financing equal to (a) 90%,

if the initial closing of the Qualified Financing is consummated on or before the 12 month anniversary of the issuance date of this Note, (b) 87.5%, if the initial closing of the Qualified Financing is consummated after the 12 month anniversary but on or before the 18 month anniversary of the issuance date of this Note or (c) 85%, if the initial closing of the Qualified Financing is consummated after the 18 month anniversary but on or before the 24 month anniversary of the issuance date of this Note.

"**Equity Securities**" shall mean any class or series of the Company's capital stock.

"**Event of Default**" has the meaning given in **Section 2** hereof.

"**Fully Diluted Capitalization**" shall mean the aggregate issued and outstanding shares of the Company's Common Stock, assuming conversion or exercise of all outstanding options, warrants and convertible securities, including the Notes and any shares reserved for grant under any option plans of the Company.

"**Investor**" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

"**Investors**" shall mean the investors that have purchased Notes.

"**Lien**" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

"**Material Investors**" shall mean Investor(s) holding at least $1,000,000 in the aggregate principal amount of the Notes.

"**Majority in Interest of Investors**" shall mean Investors holding more than 50% of the aggregate outstanding principal amount of the Notes.

"**Obligations**" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 *et seq.*), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

"Notes" shall mean the senior secured convertible promissory notes issued pursuant to the Purchase Agreement.

"**Person**" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

"**Purchase Agreement**" shall mean the Notes Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Purchase Agreement) party thereto.

"**Qualified Financing**" is a transaction or series of transactions pursuant to which the Company issues and sells Equity Securities for aggregate gross proceeds of at least $6,000,000 (including the Notes but excluding all other proceeds from the incurrence of indebtedness that is converted into such Equity Securities, or otherwise cancelled in consideration for the issuance of such Equity Securities) with the principal purpose of raising capital.

"**Securities Act**" shall mean the Securities Act of 1933, as amended.

"**Security Agreement**" has the meaning given in the introductory paragraphs to this Note.

"**Transaction Documents**" shall mean this Note, each of the other Notes, the Purchase Agreement and the Security Agreement.

6. ***Miscellaneous***.

(a) *Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.*

(i) Subject to the restrictions on transfer described in this **Section 6(a)**, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor's counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this **Section 6(a)** that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this

Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii) Notwithstanding anything herein to the contrary, before this Note may be transferred, the Company shall require, as a condition precedent to such transfer, that the transferee agree in writing to be bound by all the terms and conditions of the Purchase Agreement, including without limitation **Section 7** thereof.

(iv) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Material Investors.

(b) *Waiver and Amendment.* Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor's written consent, or (ii) reduce the rate of interest of this Note without Investor's written consent.

(c) *Notices.* All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d) *Pari Passu Notes.* Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event Investor receives payments in excess of its pro rata share of the Company's payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e) Subject to **Section 6(d)**, the indebtedness evidenced by this Note is hereby expressly senior in right of payment to the prior payment in full of all indebtedness of the Company, or with respect to which the Company is a guarantor, to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money, which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, by the Company, whether or not secured and whether now or hereafter existing.

(f) *Payment.* Unless converted into the Company's Equity Securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States. All

payments made under this Note, whether of principal or interest, shall be made by the Company to the holder hereof on the date specified or provided herein and shall be delivered by means of certified or cashiers' check or wire transfer of immediately available funds to an account specified by the holder hereof. Whenever payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. "**Business Day**" means every day which is not a Saturday, Sunday or United States legal federal holiday.

(g) *Usury.* It is the intent of the Company and holder of this Note to conform to and contract in strict compliance with applicable usury law from time to time in effect. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the rate of interest taken, reserved, contracted for, charged or received under this Note exceed the highest lawful interest rate permitted under applicable law. If the holder of this Note shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the highest lawful interest rate permitted under applicable law, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on this Note and not to the payment of interest, or refunded to the Company or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of this Note so that the amount of interest on account of such obligation does not exceed the maximum permitted by applicable law. As used in this Section, the term "applicable law" shall mean the laws of the State of California or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

(h) *Waivers.* The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument. No delay or omission on the part of the holder of this Note in the exercise of any power, remedy or right under this Note, or under any other instrument executed pursuant hereto, shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other right or power hereunder.

(i) *Attorneys' Fees and Costs.* In the event an Event of Default occurs and this Note is thereafter placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature after the occurrence of an Event of Default, then and in any such case the Company promises to pay all reasonable costs of collection, including, but not limited to, reasonable attorneys' fees and court costs incurred by the holder hereof on account of such collection, whether or not suit is filed.

(j) *Severability.* In case any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

(k) *Governing Law.* This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

The Company has caused this Note to be issued as of the date first written above.

PRIVATE ACCESS, INC.
a California corporation

By: ______________________________
Robert H. Shelton
Chief Executive Officer